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                                                                      EXHIBIT 99



        AMENDMENT TO CERTIFICATE OF INCORPORATION REFLECTING NAME CHANGE




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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         NATIONSLINK FUNDING CORPORATION

                   ------------------------------------------

                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                   ------------------------------------------



         NationsLink Funding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), desires to change its name to "Banc of America Commercial Mortgage Inc." and accordingly hereby certifies as follows:

         1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on December 13, 1995.

         2. ARTICLE FIRST of the Certificate of Incorporation is amended to read in full as follows:

                                  ARTICLE FIRST

         The name of the corporation is Banc of America Commercial Mortgage Inc.




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         3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the written consent of the sole stockholder of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.








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         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and attested by its Secretary this 24th day of August 2000.

                                             NATIONSLINK FUNDING CORPORATION


                                             By: /s/    James E. Naumann
                                                 -------------------------------
                                                 Name:  James E. Naumann
                                                 Title: Senior Vice President

[Corporate Seal]

Attest:

By:  /s/ Mary-Ann Lucas
     ----------------------------
     Name:  Mary-Ann Lucas
     Title: Secretary






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